MICROMUSE INC.

Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, for the purposes of 18 U.S.C. Section 1350, in his capacity as an officer of Micromuse Inc. (the “Company”), that, to his knowledge:

(a) the Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended March 31, 2005, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(b) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 10, 2005

By:	/s/ LLOYD A. CARNEY
Lloyd A. Carney
Chairman and Chief Executive Officer

By:	/s/ IAN HALIFAX
Ian Halifax
Chief Financial Officer

This certification is not deemed to be “filed” for purposes of section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section. This certification is not deemed to be incorporated by reference into any filing under the Securities Act of 1933 or Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.